EXHIBIT 99.7


                      TRANSLATION OF DOCUMENTS INTO ENGLISH
               HELEN S. RUIZ INTERPRETING AND TRANSLATING SERVICE
                14730 BEACH BLVD., STE. 224, LA MIRADA, CA 90638
                (714) 522-7440 -------------- (714) 522.4041 FAX



                                   Seal of the
                                   Republic of
                                      Peru





                  MINISTRY OF EXTERNAL OF COMMERCE AND TOURISM
                          ASSISTANT MINISTRY OF TOURISM
                     NATIONAL OFFICE OF TOURISM DEVELOPMENT


       EXPIRATION DATE      SEP. 16-09      REGISTRATION NO.    187
                According to Supreme Decree No. 023-2001-ITINCI


                                    CERTIFIES



THAT THE BUSINESS                  BRUCE HOTEL

LOCATED AT:                        CALLE BOLOGNESI No. 171-[illegible]

DISTRITO MIRAFLORES                PROVINCE: LIMA            DEPARTMENT: LIMA

CLASSIFIED AS:                     HOTEL                     CATEGORY: FIVE-STAR

Business name: BRUCE GRUPO DIVERSION, S.A.C.                 RUC: 203[illegible]

LEGAL DOMICILE: CALLE BOLOGNESI No. 181

DISTRICT: MIRAFLORES               PROVINCE: LIMA            DEPARTMENT: LIMA



                         Lima, February 16, [illegible]


                                   [illegible]
                             JORGE CHAVEZ RODRIGUEZ
                    NATIONAL DIRECTOR OF TOURISM DEVELOPMENT





       NOTE: THIS CERTIFICATE IS NON-TRANSFERABLE AND MUST BE PLACED AT A
                         VISIBLE PLACE IN THE BUSINESS.


    Every change of address, business name, [illegible] and category, must be informed to the National Office of Tourism Development.











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                             Rend Flores, Translator
            State of California Judiciary Interpreter Cert. No.300304